Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Investment Quality Municipal Fund, Inc.
33-34483, 811-06091

The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to September
1, 2009 and additionally adjourned to October 13, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting
together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           17,720,947
                    3,407
   Against
             1,232,689
                       389
   Abstain
                489,432
                         57
   Broker Non-Votes
             5,039,813
                       773
      Total
           24,482,881
                    4,626



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           17,798,328
                    3,449
   Against
             1,100,466
                       357
   Abstain
                544,274
                         47
   Broker Non-Votes
             5,039,813
                       773
      Total
           24,482,881
                    4,626



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           17,421,677
                    3,431
   Against
             1,285,661
                       357
   Abstain
                735,729
                         65
   Broker Non-Votes
             5,039,814
                       773
      Total
           24,482,881
                    4,626



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           17,282,876
                    3,440
   Against
             1,431,771
                       342
   Abstain
                728,420
                         71
   Broker Non-Votes
             5,039,814
                       773
      Total
           24,482,881
                    4,626



To approve the elimination of the fundamental policy relating to commodities.


   For
           17,298,576
                    3,426
   Against
             1,394,922
                       362
   Abstain
                749,569
                         65
   Broker Non-Votes
             5,039,814
                       773
      Total
           24,482,881
                    4,626



To approve the new fundamental policy relating to commodities.


   For
           17,283,573
                    3,431
   Against
             1,413,162
                       357
   Abstain
                746,332
                         65
   Broker Non-Votes
             5,039,814
                       773
      Total
           24,482,881
                    4,626



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014934.